Exhibit 99.1


PlanetLink Communication's Annual Shareholders Meeting

CUMMING, Ga., November 3, 2005 (PRIMEZONE) PlanetLink Communications Inc. (OTC BB:PLKC.OB - News), a provider of GPS satellite-based products and services, announced today that its annual shareholders meeting which is scheduled for Friday, November 4, 2005 in Atlanta, Georgia will be convened and then adjourned to a date after all proxy materials have been mailed to our stockholders.

M. Dewey Bain, President and CEO of PlanetLink, said "We regret the delay but want all shareholders to have the opportunity to review the proxy information in its final form prior to the meeting."

THE COMPANY WILL FILE A PROXY STATEMENT, CONTAINING A DESCRIPTION OF THE DIRECT AND INDIRECT INTERESTS OF THE MANAGEMENT AT WHOSE DIRECTION THIS NOTICE IS BEING GIVEN, WITH THE SECURITES AND EXCHANGE COMMISSION PRIOR TO THE ANNUAL MEETING. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. A FREE COPY OF THE PROXY STATEMENT, ONCE IT IS FILED, AS WELL AS ALL OTHER FILINGS CONTAINING INFORMATION ABOUT THE COMPANY, CAN BE OBTAINED WITHOUT CHARGE AT THE SEC'S WEB SITE (HTTP://WWW.SEC.GOV). COPIES OF THE PROXY STATEMENT WILL ALSO BE MAILED, WITHOUT CHARGE, TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON SEPTEMBER 6, 2005, OR MAY BE OBTAINED BY DIRECTING A REQUEST TO THE COMPANY.


Planetlink Communications, Inc.
1415 Bookhout Drive
Cumming, Georgia 30041
Telephone (678) 455-7075